UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 25, 2008

Date of Report (Date of earliest event reported)

Wentworth Energy, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma

(State or other jurisdiction)

0-32593

(Commission File Number)

73-1599600

(IRS Employer Identification No.)

112 E. Oak Street, Suite 200, Palestine, Texas, 75801

(Address of principal executive offices)

(903) 723-0395

Registrant’s telephone number, including area code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR 240.13e-4(c))

Item 4.02

Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On August 22, 2008, the officers of Wentworth Energy, Inc. (the “Company”) concluded that the financial statements included in the Form 10-K for the Company’s fiscal year ended December 31, 2007, and Form 10-Q for the Company’s three months ended March 31, 2008 should no longer be relied upon because of an error in such financial statements.

On October 31, 2007, as was reported on the Current Report on Form 8-K filed on November 6, 2007, the Company entered into several agreements to restructure certain then-outstanding debt obligations and convertible securities (the “Restructuring”).  The Company has recently had correspondence with staff at the Securities and Exchange Commission regarding the Company’s accounting treatment of this Restructuring.  Based on this correspondence, the Company, together with its independent accountants, Hein & Associates LLP, and an additional third-party consultant has undertaken a review of the Company’s financial statements, and has come to the conclusion that the Company’s accounting treatment of the Restructuring should be revised.  The Company will file amendments to each of the Form 10-K for the Company’s fiscal year ended December 31, 2007, and Form 10-Q for the Company’s three months ended March 31, 2008, as soon as reasonably possible.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 25, 2008

WENTWORTH ENERGY, INC.

/s/ Francis K. Ling

Francis K. Ling, Chief Financial Officer